                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement"), dated as of September 11, 1996, by and between TMP INTERACTIVE INC., a Delaware corporation (the "Company"), and JEFFREY C. TAYLOR ("Employee").

                              PRELIMINARY RECITALS

     A. In connection with (i) that certain Asset Purchase Agreement dated as of November 10, 1995 (the "Adion Purchase Agreement"), by and among Adion, Inc., a Massachusetts corporation ("Adion"), Employee, HGI Acquisition Corp., a Delaware corporation ("HGI"), and another party, providing for, among other things, the acquisition of substantially all of the assets of Adion by HGI and
(ii) that certain Asset Purchase Agreement dated as of November 10, 1995 (the "AIS Purchase Agreement"), by and among Adion Information Services, Inc., a Massachusetts corporation ("AIS"), Employee, the Company, and another party, providing for, among other things, the acquisition of substantially all of the assets of AIS by the Company, Employee and the Company entered into an Employment Agreement, dated as of November 10, 1995 (the "Prior Employment Agreement").

     B. Prior to the consummation of the transactions contemplated by the Adion Purchase Agreement and the AIS Purchase Agreement, Adion and AIS were engaged in the business of placing "help wanted" and other personnel recruitment advertising in newspapers, magazines and other media (including but not limited to the provision of such advertising through the Internet and other on-line services), and providing related advertising and human resource communication services (collectively, the "Business").

     C. Prior to the consummation of the transactions contemplated by the Adion Purchase Agreement and the AIS Purchase Agreement, Employee was an employee of Adion and AIS since their respective inceptions, most recently serving as their President, and has extensive knowledge and a unique understanding of the Business and has longstanding business relationships with many customers of Adion and AIS, who, subsequent to the consummation of the transactions contemplated by the Adion Purchase Agreement and the AIS Purchase Agreement, have been transacting business with the Company and HGI.

     D. The Company has also become engaged in the yellow pages advertising business, including but not limited to the provision of yellow pages advertising through the Internet and on-line services (the "Yellow Pages Business").

     E. Immediately prior to the consummation of the transactions contemplated by the Adion Purchase Agreement and the AIS Purchase Agreement, Employee owned
287.50 shares of the outstanding common stock of Adion and 287.50 shares of the outstanding common stock of AIS and Employee was and continues to be directly benefiting from the transactions contemplated by the Adion Purchase Agreement and the AIS Purchase Agreement. It was a condition to the execution, delivery and consummation of the Adion Purchase Agreement and the AIS Purchase Agreement that the Company and Employee enter into the Prior Employment Agreement and that Employee agree to the Restrictive Covenants (as defined below) set forth herein.

     F. The parties wish to amend and restate the provisions of the Prior Employment Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1.   EMPLOYMENT.

               1.1 ENGAGEMENT OF EMPLOYEE. The Company agrees to employ Employee and Employee agrees to accept employment as Chief Executive Officer of the Company, all in accordance with the terms and conditions of this Agreement.

               1.2 DUTIES AND POWERS. During the Employment Period (as defined below), Employee will serve as Chief Executive Officer of the Company and will have such responsibilities, duties and authorities, and will render such services of an executive and administrative character or act in such other executive capacity for the Company and its affiliates as shall from time to time be reasonably directed by the Company's board of directors (the "Board") or Chairman. Employee shall devote Employee's best efforts, energies and abilities and Employee's full business time, skill and attention to the business and affairs of the Company. Employee shall perform the duties and carry out the responsibilities assigned to Employee to the best of Employee's ability, in a diligent, trustworthy, businesslike and efficient manner for the purpose of advancing the business of the Company. Employee acknowledges that Employee's duties and responsibilities will require Employee's full-time business efforts and agrees that during the Employment Period Employee will not engage in any other business activity or have any business pursuits or interests which interfere or conflict with the performance of Employee's duties hereunder, provided, that nothing in this SECTION 1.2 shall be deemed to prohibit Employee from making Permitted Investments (as defined below).

               1.3 EMPLOYMENT PERIOD. Employee's employment under this Agreement shall begin on the date hereof and shall continue through and until November 9, 1998 (the "Initial Employment Period"). Thereafter, the term of this Agreement shall automatically be renewed for successive one year terms (each, a "Renewal Period") unless either party shall give the other notice of nonrenewal at least sixty (60) days prior to the expiration of the then current Initial Employment Period or Renewal Period, as the case may be.
Notwithstanding anything to the contrary contained herein, the Initial Employment Period and each Renewal Period are subject to termination pursuant to
SECTION 1.4 below. The Initial Employment Period and all Renewal Periods are sometimes collectively referred to herein as the "Employment Period".

               1.4 TERMINATION BY THE COMPANY. In addition to the termination rights of the Company set forth in SECTION 1.3 hereof, the Company has the right to terminate the Employment Period (and, consequently, Employee's employment under this Agreement), by notice to Employee in writing at any time, (i) for "Cause" or (ii) without Cause for any or no reason, subject to the provisions of
SECTION 2.2. Any such termination shall be effective upon the date of service of such notice pursuant to SECTION 9.6.

               "Cause" as used herein means the occurrence of any of the following events:

               (a) the willful failure or gross negligence of Employee to perform Employee's duties or comply with reasonable directions of the Board or the Chairman that continues after the Board or the Chairman has given written notice to Employee specifying in reasonable detail the manner in which Employee has failed to perform such duties or comply with such directions;

               (b) the determination by the Board in the exercise of its reasonable judgment that Employee has committed an act or acts constituting
     (i) dishonesty or disloyalty with respect to the Company or (ii) fraud;

               (c) conviction of (i) a felony or (ii) any crime involving moral turpitude;

               (d) a material breach by Employee of any of the Restrictive Covenants; or

               (e) a material breach by Employee of any of the terms or conditions of this Agreement (other than the Restrictive Covenants) that continues after the Board or the Chairman given written notice to Employee specifying in reasonable detail the manner in which Employee has breached the Agreement.

               1.5 TERMINATION BY EMPLOYEE. In addition to the termination rights of Employee set forth in SECTION 1.3 hereof, Employee has the right to terminate the Employment Period (and, consequently, Employee's employment under this Agreement) (i) by prior written notice to the Company at any time for "Good Reason" or (ii) by sixty (60) days prior written notice to the Company for any or no reason (a "Voluntary Termination"). Notwithstanding anything to the contrary contained herein, the Company may accelerate the effective date of a Voluntary Termination to any date including, but not limited to, the date on which notice is received by the Company. Following a notice of Voluntary Termination, Employee agrees to fulfill Employee's duties hereunder and shall cooperate fully in completion and turnover of all matters involving Employee until such termination becomes effective, unless otherwise consented to by the Company. "Good Reason" as used herein shall mean the Company materially altering or reducing Employee's responsibilities, duties and authorities with the Company in a manner inconsistent with the provisions of SECTION 1.2 hereof (other than as a result of Employee's failure to perform Employee's duties and responsibilities in accordance with this Agreement), which material alteration or reduction (i) has not been consented to by Employee and (ii) continues after Employee has given notice to the Company specifying in reasonable detail the manner in which the Company has materially altered or reduced Employee's responsibilities, duties and authorities with the Company in a manner inconsistent with the provisions of SECTION 1.2 hereof (other than as a result of Employee's failure to perform Employee's duties and responsibilities in accordance with this Agreement).

               1.6  AUTOMATIC TERMINATION.   The Employment Period shall
automatically terminate upon Employee's death or Disability. Employee shall be deemed to have a "Disability" for purposes of this Agreement if Employee is unable to perform, by reason of physical or mental incapacity, Employee's duties or obligations under this Agreement, for a total period of 60 days in any 360-day period. The Board shall determine, according to the facts then available, whether and when the Disability of Employee has occurred. Such determination shall be made by the Board in the exercise of reasonable discretion.

          2.   COMPENSATION AND BENEFITS.

               2.1 SALARY. In consideration of Employee performing Employee's duties under this Agreement and the Restrictive Covenants set forth herein, during the Employment Period, the Company will pay Employee a base salary at a rate of $125,000 per annum (the "Base Salary"), payable in accordance with the Company's regular payroll policy for salaried employees. The Company shall also perform an annual review of Employee's Base Salary based on the Employee's performance of Employee's duties and the Company's other compensation policies, it being understood that any adjustments in compensation shall be subject to the sole discretion of the Company's Chairman and Board. If the Employment Period is terminated pursuant to SECTION 1.4, SECTION 1.5 or SECTION 1.6 above, then the Base Salary for any partial year will be prorated based on the number of days elapsed in such year during which services were actually performed by Employee. In addition, during the Employment Period Employee may also receive certain bonuses from time to time pursuant to a bonus plan based on the profitability of the Company and other criteria, all on terms and subject to conditions which may from time to time be mutually agreed to by the Company and Employee.

               2.2  COMPENSATION AFTER TERMINATION.

               (a) If the Employment Period or this Agreement is terminated (i) by the Company for Cause, (ii) by Employee pursuant to a Voluntary Termination, or (iii) through expiration of the Employment Period, then the Company shall have no further obligations hereunder or otherwise with respect to Employee's employment from and after the termination date (except payment of Employee's Base Salary and benefits described in SECTION
     2.3 hereof, in each case which have accrued through the date of termination or expiration), and the Company shall continue to have all other rights available hereunder (including, without limitation, all rights under SECTIONS 3 AND 4 at law or in equity). If the Employment Period or this Agreement is terminated by virtue of Employee's death or Disability, then the Company shall have no further obligations hereunder or otherwise with respect to Employee's employment from and after the termination date (except payment of Employee's Base Salary and benefits described in SECTION
     2.3 hereof through the date which is ninety (90) days after such termination) and the Company shall continue to have all other rights available hereunder (including, without limitation, all rights under SECTIONS 3 AND 4 at law or in equity).

               (b) If the Employment Period is terminated by the Company without Cause or by Employee for Good Reason, Employee shall be entitled to receive as severance pay (i) Employee's Base Salary hereunder for the period of time which would have been remaining in the Initial Employment Period or the Renewal Period, as the case may be, payable in regular installments in accordance with the Company's general payroll practices for salaried employees, and (ii) the $50,000 minimum annual bonus described in the first sentence of SECTION 2.3(d) (prorated for periods of less than a full year) for the period of time which would have been remaining in the Initial Employment Period or the Renewal Period, as the case may be, payable in regular installments in accordance with
     SECTION 2.3(d), in each case less the consideration paid or payable for Employee's services by any of Employee's future employers or otherwise earned by Employee for Employee's services with respect to or during periods for which Employee is entitled to severance under this SECTION 2.2(b).

               2.3  OTHER BENEFITS.

               (a)  VACATION AND INSURANCE.    During the Employment Period, the
     Company will provide Employee four (4) weeks vacation per year (prorated for periods of less than a full year), and will provide other employee fringe benefits substantially comparable to the benefits which the Company regularly provides for other key management employees, including hospitalization and health and disability insurance to the extent offered by the Company, and in amounts consistent with Company policy, for key management employees as reasonably determined by the Board, it being understood that 100% of any hospitalization and health insurance premiums on the policies offered by the Company for the benefit of Employee and his family shall be paid by the Company.

               (b) BUSINESS EXPENSES. During the Employment Period, the Company will reimburse Employee in accordance with Company policy for Employee's normal out-of-pocket expenses incurred in the course of performing Employee's duties hereunder. Employee shall provide the Company with all receipts and documentation supporting such expenses as may reasonably be requested by the Company.

               (c) AUTOMOBILE EXPENSES. During the Employment Period, the Company will reimburse Employee, or pay on Employee's behalf, the actual costs of (i) the lease of a 1995 BMW 540i automobile or substantially similar vehicle, (ii) gas, insurance and routine maintenance with respect to such automobile, and (iii) gas with respect to any substitute for such vehicle that Employee may from time to time utilize in lieu of such vehicle (collectively, the "Automobile Expenses"). Notwithstanding the foregoing, in no event shall the Automobile Expenses exceed in the aggregate $1,400 for any given month during the Employment Period.

               (d) BONUSES. With respect to each calendar year of the Employment Period, Employee shall be entitled to a bonus of $50,000 (prorated for periods of less than a full year, including, but not limited to, the period between the date of this Agreement and December 31, 1995). Notwithstanding the foregoing, if gross billings, net of taxes, of the Company during the calendar year of the Employment Period (or the Employment Period under the Prior Employment Agreement) commencing January 1, 1996 exceed $1,000,000 (but are less than $1,500,000), in lieu of the foregoing $50,000 bonus for calendar 1996 Employee shall be entitled to a bonus of $75,000 (prorated for periods of less than one year), and if gross billings, net of taxes, of the Company during the calendar year of the Employment Period (or the Employment Period under the Prior Employment Agreement) commencing January 1, 1996 are $1,500,000 or greater, in lieu of such $50,000 and $75,000 bonus, Employee shall be entitled to a bonus of $100,000 (prorated for period of less than one year). It is understood and agreed that the terms and conditions of any bonuses in excess of the $50,000 minimum for the calendar years or portions thereof during periods of the Employment Period commencing after calendar 1996 shall be determined by mutual agreement of the parties, provided, however, that in no event shall such bonus be less than $50,000 for any full calendar year. The Company shall pay the first $50,000 of bonuses to which Employee may be entitled under this SECTION 2.3(d) in quarterly installments in arrears, and the balance, if any, within 90 days of the end of the applicable calendar year.

               (e) RELOCATION. The Company agrees that the location of the office at which Employee is based under this Agreement shall not be moved outside the greater Boston, Massachusetts area without Employee's consent.

               (f) MASTERS OF BUSINESS ADMINISTRATION. It is understood and agreed that commencing no earlier than August 1996, Employee may embark on the part-time pursuit of a masters of business administration degree, provided that such endeavor does not interfere with Employee's obligations hereunder, including but not limited to the obligations under SECTION 1.2 hereof. From August 1996 through the earlier of the termination or expiration of the Employment Period or Employee's completion of the requirements for such degree, the Company agrees to reimburse Employee, or pay on Employee's behalf, the actual tuition and fees incurred by Employee during such period relating to the pursuit of such degree.

               2.4 TAXES, ETC. All compensation payable to Employee hereunder is stated in gross amount and shall be subject to all applicable withholding taxes, other normal payroll deductions and any other amounts required by law to be withheld.

          3.   COVENANT NOT TO COMPETE.

               3.1 EMPLOYEE'S ACKNOWLEDGMENT. Employee agrees and acknowledges that in order to assure the Company and the Company's affiliates (as defined below) that they will retain their respective value and that of the Business and the Yellow Pages Business, it is necessary that Employee undertake not to utilize the special knowledge of the Business and the Yellow Pages Business that the Employee has or may acquire and Employee's relationships with customers and suppliers to compete with the Company and its affiliates. Employee further acknowledges that:

               (a) from and after the consummation of the transactions contemplated by the Adion Purchase Agreement and the AIS Purchase Agreement, the Company has been engaged in the Business and in the Yellow Pages Business;

               (b) the Company's affiliates are engaged in the Business and the Yellow Pages Business and may from time to time be engaged in other business;

               (c) Employee is one of a limited number of persons who helped develop the Business of Adion and AIS and of the Company and its affiliates;

               (d) Employee has occupied a position of trust and confidence with Adion and AIS prior to the consummation of the transactions contemplated by the Adion Purchase Agreement and the AIS Purchase Agreement and, during such period and during Employee's employment under the Prior Employment Agreement and this Agreement, Employee has and will continue to become familiar with the proprietary and confidential information of Adion and AIS, the Company and the Company's affiliates;

               (e) the agreements and covenants contained in this SECTION 3 are essential to protect the Company, its affiliates and the goodwill of the Business and the Yellow Pages Business and were a condition precedent to the Company's willingness to consummate the transactions contemplated by the Adion Purchase Agreement and the AIS Purchase Agreement and the transactions contemplated by the Prior Employment Agreement and this Agreement;

               (f) the Company and its affiliates would be irreparably damaged if Employee were to provide services to any person or entity in violation of the provisions of this Agreement;

               (g) the scope and duration of the Restrictive Covenants are reasonably designed to protect a protectable interest of the Company and its affiliates and are not excessive in light of the circumstances;

               (h) Employee has a means to support Employee and Employee's dependents, if any, other than by engaging in activities prohibited by this
     SECTION 3; and

               (i) the provisions of this SECTION 3 shall not in any way be deemed to limit or modify the provisions of the Adion Purchase Agreement, the AIS Purchase Agreement, the Noncompetition and Confidentiality Agreement, dated as of the date hereof, among the Company, HGI and Employee (the "Noncompetition Agreement") or any other confidentiality, noncompetition and/or nonsolicitation agreements between Employee on the one hand and the Company and/or one or more of its affiliates on the other hand.

               3.2 NON-COMPETE. Employee hereby agrees that for a period commencing on the date hereof and ending two years following the termination or expiration of Employee's employment with the Company (the "Restricted Period"), except on behalf of the Company and its affiliates in accordance with this Agreement, Employee shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage in the Business, the Yellow Pages Business or any other business in which the Company or its affiliates are or become engaged at any time prior to the termination of Employee's employment with the Company ("Other Business") anywhere in or into the United States (it being understood that the Business, the Yellow Pages Business and any Other Business are not limited to any particular region of the United States and that such businesses may be engaged in effectively from any location) (the "Territory"); provided, however, that nothing contained herein shall be construed to prevent Employee from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Employee is not involved in the business of said corporation and if Employee, Employee's associates (as such term is defined in Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended), and Employee's affiliates collectively do not own more than an aggregate of two percent of the stock of such corporation ("Permitted Investments"). It is understood and agreed that the terms "Business," "Yellow Pages Business" and "Other Business" encompass the recruitment advertising business, yellow pages advertising business and any other business in which the Company or its affiliates are or become engaged at any time prior to the termination or expiration of Employee's employment, in and any and all forms and through the use of any and all media, including but not limited to such advertising or business provided through the Internet or through on-line services. The foregoing reference to the Internet or to on-line services is not, however, intended to preclude Employee from becoming involved in Internet or on-line services or businesses that are not involved in the recruitment advertising business, the yellow pages advertising business and any other business in which the Company or its affiliates are or become engaged at any time prior to the termination or expiration of Employee's employment. As used in this Agreement, the term "affiliate" shall have the meaning ascribed to that term in Rule 405 of the Securities Act of 1933, as amended, and shall include each past and present affiliate of such person or entity. It is understood and agreed that unless (i) the Employment Period has been terminated by the Company without Cause or by Employee for Good Reason but the applicable period of time for which Employee may be entitled to severance under the provisions of SECTION 2.2(b) above has not expired, or (ii) the Employment Period has been terminated by the Company for Cause, Employee may, upon thirty (30) days written notice of termination of the provisions of this SECTION 3.2, terminate the provisions of this SECTION 3.2 (but not any other provisions of this Agreement, including but not limited to the provisions of SECTIONS 3.3, 3.4 AND 4 hereof), unless within such thirty day period the Company provides written notice to Employee electing to extend the applicability of the provisions of SECTION 3.2 by confirming that it will pay Employee, as severance, one-half (1/2) of Employee's Base Salary and one-half (1/2) of the $50,000 minimum annual bonus described in SECTION 2.2(d) (prorated for periods of less than one year) for either (i) the period of time from the date of delivery of Employee's notice until the end of the Restricted Period or (ii) from the date of delivery of Employee's notice until such date (which date may not be later than the last day of the Restricted Period) as the Company may specify, in either case the Base Salary to be paid in regular installments in accordance with the Company's general payroll practices for salaried employees and the minimum bonus to be paid in accordance with
SECTION 2.2(d). In case the Company gives the foregoing notice of election, the provisions of SECTION 3.2 shall continue to bind Employee for the period of time that Employee is entitled to severance as specified in the Company's notice.

               3.3 NON-SOLICITATION. Without limiting the generality of the provisions of SECTION 3.2 above, Employee hereby agrees that during the Restricted Period, except on behalf of the Company and its affiliates in accordance with this Agreement, Employee will not, directly or indirectly, call on, solicit, or participate as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity in any business which calls on or solicits business from any person, firm, corporation or other entity which is or was a customer or supplier of the Company or any of the Company's affiliates during the Restricted Period, or is a "Prospective Customer or Supplier" of the Company or any of the Company's affiliates, or from any successor in interest to any such person, firm, corporation or other entity, for the purpose of marketing, selling or providing any such party, or obtaining from any such party, any services or products relating to the Business, the Yellow Pages Business or any Other Business, or encouraging any such party to terminate or otherwise alter his, her or its relationship with the Company or any of the Company's affiliates. For purposes of this Agreement, "Prospective Customer or Supplier" shall mean any party to whom the Company or any of the Company's affiliates has made a personal presentation during the Restricted Period for the purpose of developing a customer or supplier relationship.

               3.4 INTERFERENCE WITH RELATIONSHIPS. During the Restricted Period Employee shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, employ or engage, recruit, call on or solicit for employment or engagement, any person who is or was during the Restricted Period employed or engaged by the Company or any of its affiliates, or becomes employed or engaged by the Company or any of its affiliates (during the Restricted Period), or otherwise seek to influence or alter any such person's relationship with the Company or any of its affiliates.

               3.5 BLUE-PENCIL. If any court of competent jurisdiction shall at any time deem the term of this Agreement or any particular Restrictive Covenant too lengthy or the Territory too extensive, the other provisions of this SECTION 3 shall nevertheless stand, the Restricted Period shall be deemed to be the longest period permissible by law under the circumstances and the Territory shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the Restricted Period and/or Territory to permissible duration or size.

          4. CONFIDENTIAL INFORMATION. During the term of this Agreement and thereafter, Employee shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Board, furnish, make available or disclose to any third party or use for the benefit of Employee or any third party, any Confidential Information. As used in this SECTION 4, "Confidential Information" shall mean any trade secret, proprietary or confidential information relating to the business or affairs of the Company, the Business, the Yellow Pages Business, any Other Business, or the Company's affiliates, including but not limited to information relating to financial statements, customer identities, potential customers, employees, suppliers, servicing methods, equipment, programs, strategies and information, analyses, profit margins or other trade secret, proprietary or confidential information used by the Company or its affiliates, including, without limitation, computer, software, hardware and related information; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Employee. Employee acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company and/or its affiliates.

          5. EFFECT ON TERMINATION. If this Agreement or the Employment Period expires or is terminated for any reason, then, notwithstanding such termination, those provisions contained in SECTIONS 3, 4, 5, 6, 7 AND 8 hereof shall remain in full force and effect.

          6. REMEDIES. Employee acknowledges and agrees that the covenants set forth in SECTIONS 3 AND 4 of this Agreement (collectively, the "Restrictive Covenants") are reasonable and necessary for the protection of the business interests of the Company and its affiliates, that irreparable injury will result to the Company and its affiliates if Employee breaches any of the terms of the Restrictive Covenants, and that in the event of Employee's actual or threatened breach of any such Restrictive Covenants, the Company and its affiliates will have no adequate remedy at law. Employee accordingly agrees that in the event of any actual or threatened breach by Employee of any of the Restrictive Covenants, the Company and its affiliates shall be entitled to injunctive relief, specific performance and other equitable relief, without bond and without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company and its affiliates from pursuing any other remedies available to them for such breach or threatened breach, including but not limited to the recovery of damages. It is understood and agreed that the Restrictive Covenants set forth in this Agreement are in addition to, and not in lieu of, any similar restrictions imposed upon Employee under the Adion Purchase Agreement, the AIS Purchase Agreement, the Noncompetition Agreement and/or any other confidentiality, noncompetition and/or nonsolicitation agreements between Employee on the one hand and the Company and/or one or more of its affiliates on the other hand, and that the termination or expiration of any of the Restrictive Covenants hereunder shall not affect the duration, validity or enforceability of any such similar restrictions set forth in the Adion Purchase Agreement, the AIS Purchase Agreement, the Noncompetition Agreement and/or any other confidentiality, noncompetition and/or nonsolicitation agreements between Employee on the one hand and the Company and/or one or more of its affiliates on the other hand.

          7. INCOME TAX TREATMENT. Employee and the Company acknowledge that it is the intention of the Company to deduct any and all amounts paid under
SECTION 2 and SECTION 3.2 hereof as ordinary and necessary business expenses for income tax purposes. Employee agrees and represents that Employee will treat all such amounts as required pursuant to all applicable tax laws and regulations, and should Employee fail to report such amounts as required, Employee will indemnify and hold the Company harmless from and against any and all taxes, penalties, interest, costs and expenses, including reasonable attorneys' and accounting fees and costs, which are incurred by Company directly or indirectly as a result thereof.

          8. REPRESENTATIONS OF EMPLOYEE. Employee represents and warrants that Employee is free to enter into this Agreement and to perform the duties required under this Agreement, and that there are no employment or consulting contracts, restrictive covenants or other restrictions preventing the performance of Employee's duties hereunder.

          9.   MISCELLANEOUS.

               9.1 ASSIGNMENT. No party hereto may assign or delegate any of its rights, interests or obligations hereunder without the prior written consent of the other party hereto, whether by operation of law or otherwise; provided, however, that the Company shall have the right to assign all or any part of its rights and obligations under this Agreement without the prior written consent of Employee (i) to TMP Worldwide Inc., a Delaware corporation, Worldwide Classified Inc., a Delaware corporation, McKelvey Enterprises, Inc., a New York corporation, Telephone Marketing Programs Incorporated, a Delaware corporation, or any successor to all or substantially all of the assets of any of the foregoing entities, or any direct or indirect subsidiaries of any of the foregoing, or (ii) in connection with the sale of all or a substantial portion of the Company's assets. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective legal representatives, heirs, successors and assigns of the parties hereto whether so expressed or not.

               9.2 ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and supersedes and preempts all prior oral or written understandings and agreements with respect to the subject matter hereof, including but not limited to the Prior Employment Agreement.

               9.3 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

               9.4 AMENDMENT; MODIFICATION. No amendment or modification of this Agreement and no waiver by any party of the breach of any covenant contained herein shall be binding unless executed in writing by the party against whom enforcement of such amendment, modification or waiver is sought. No waiver shall be deemed a continuing waiver or a waiver in respect of any subsequent breach or default, either of a similar or different nature, unless expressly so stated in writing.

               9.5 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of New York without giving effect to provisions thereof regarding conflict of laws.

               9.6 NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if (a) delivered personally, (b) delivered by courier, or (c) delivered by certified or registered mail, return receipt requested and first class postage prepaid, in each case to the parties at their addresses set forth below or such other addresses as the recipient


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


party has specified by prior written notice to the sending party. All such notices and communications shall be deemed received upon the actual delivery thereof in accordance with the foregoing.

               (a)  If to Employee:

                         Jeffrey C. Taylor
                         80 Alpine Drive
                         Holliston, MA  01746

                    with a copy to:

                         Leland Law Associates
                         P.O. Box 750
                         20 South Street
                         Northborough, MA  01532
                         Attention:  Roger Leland

               (b)  If to the Company:

                         TMP Interactive Inc.
                         2 Kendall Street
                         PO Box 586
                         Framingham, MA 01701
                         Attention: President

                    with a copy to:

                         TMP Interactive Inc.
                         c/o TMP Worldwide Inc.
                         1633 Broadway, 33rd Floor
                         New York, NY  10019
                         Attention:  Andrew J. McKelvey
                              Thomas G. Collison
                              Myron F. Olesnyckyj

               9.7 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

               9.8 DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation. The Preliminary Recitals set forth above are incorporated by reference into this Agreement.


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


               9.9 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual interest, and no rule of strict construction will be applied against any party hereto.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                             COMPANY:

                                             TMP INTERACTIVE INC.



                                             By: /s/ Andrew J. McKelvey
                                                ---------------------------
                                                Name:  Andrew J. McKelvey
                                                Title:   President


                                             EMPLOYEE:



                                             /s/ Jeffrey C. Taylor
                                             ------------------------------
                                             Jeffrey C. Taylor


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